UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2012

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, Virginia 23219-0501

(Address of principal executive offices)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

MeadWestvaco Corporation (“MWV”) implemented certain changes to its segment reporting beginning January 1, 2012. From 2006 through 2011, MWV had two segments for its packaging business: Packaging Resources and Consumer Solutions. Effective January 1, 2012, MWV’s new organizational structure consists of three packaging segments: Food & Beverage; Home, Health & Beauty; and Industrial. The new reporting structure reflects MWV’s focus on global packaging end markets, and is consistent with how the company now manages and evaluates financial performance of its packaging business.

On April 11, 2012, MWV issued a press release announcing new segment reporting for its packaging business. A copy of the press release is attached hereto as Exhibit 99.1. In addition, MWV provided a presentation on its website on April 11, 2012 regarding the new reporting structure, including recast historical segment data. A copy of the presentation is attached hereto as Exhibit 99.2.

The information is being furnished under Item 2.02 “Results of Operations and Financial Condition” of Form 8-K. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated April 11, 2012, announcing new segment reporting for MeadWestvaco’s packaging business.

99.2	Presentation of new segment reporting for MeadWestvaco’s packaging business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: April 11, 2012		John J. Carrara
Assistant Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release dated April 11, 2012, announcing new segment reporting for MeadWestvaco’s packaging business.

99.2	Presentation of new segment reporting for MeadWestvaco’s packaging business.